AGREEMENT

THIS AGREEMENT is made and entered into as of the 25th day of June, 2019, by and between Michael Hatcher of Solar Resources Inc (SEA)., (hereinafter referred to as "Party A"), a corporation organized under the laws of the Marshall Islands, located at 6 Gaylang East Avenue 2, Simsville, Block 6 #10-07, Singapore 389756 and Innocap, Inc (INNO) ., referred to as "Party B", a corporation organized under the laws in the State of Nevada, United States.

Recital

WHEREAS, Party B is represented by Paul Tidwell and who hereby is confirmed as having authority to sign for and on behalf of Party B.
Party B has provided funding for the recovery in the amount of Two-hundred thousand ($200,000) USD.
Party A is represented by Captain Michael Hatcher who hereby has confirmed as having the authority to sign for and on behalf of Party A.
Party A had located containers on the seabed containing some 300-340 tons of TIN ingots within Coastal Waters between Indonesia and Malaysia, (hereafter referred to as TIN)

Whereas, upon the return to the location of the containers of the Tin ingots, Party A discovered the cargo had been recovered by an unknown third party.

Therefore, Party B requested to Party A either the return of the investment of $200,000 or have the amount applied to another project consisting of Ming Dynasty porcelain that has been recovered and is under the supervision and protection of the Indonesian government.

Party A and Party B, agree to apply INNO's investment of US$200,000 to the Ming Dynasty porcelain being maintained under the supervision and protection of the Indonesian government.

Proceeds from the sale of the Ming Dynasty porcelain shall be from Michael Hatcher's portion of the division is as follows.

(i) The initial US$200,000 raised from the sale of the porcelain will be used to repay Party B's investment.
(ii) The next deductible of US$2,000,000 will be used to reimburse Part A.
(iii) All amounts in excess of the funds divided in items (i) and (ii) be divided as 10% to Party B and 90% to Party A.

DIVISION: Division of remaining net cash proceeds after each sale of porcelain shall be paid "In Kind" immediately or in USD upon sale but not more than 30 days following the sale and receipt of proceeds unless the Parties mutually agree to a different date

Therefore; The Salvage Agreement signed on 21 day of November, 2017 is no longer in effect upon the signing of this agreement by the Parties.

Paul Tidwell

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Paul R. Tidwell
Innocap, Inc
President
Address: 112 N. Walnut Street
Jefferson, Texas 75657
Email: Boat52@aol.com – PaulTid@gmail.com
Mobile Phone: 903 926 1287

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Captain Michael Hatcher
British Passport GBR 517942837 born 14 February 1940
Address: 6 Gaylang East Avenue 2, Simsville, Block 6, #10-07, Singapore 389756.
Email: Captain.Hatcher@gmail.com
World Range Mobile Phones: +62 811 9409 444 and +65 9866 3955